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                                                                   Exhibit 10.18

                           GUARANTY AND SUBORDINATION

IN ORDER TO INDUCE First Community Financial Corporation, an Arizona corporation ("FCFC"), to enter into that certain Accounts Receivable Security Agreement, as well as any Riders which may be attached thereto (the "Agreements"), all dated June 23, 1999 with New Directions Manufacturing, Inc., an Arizona corporation ("Borrower"), and in consideration of any credit, advances or financial accommodations now or hereafter granted to or on behalf of Borrower, and subject to the limitations set forth in the next sentence, the undersigned and each of them ("Guarantors") do hereby jointly and severally unconditionally guarantee the full and prompt payment of all Obligations (as that term is defined in the Agreements) due or to become due, whether created or incurred before or after default, absolute or contingent, now existing or hereafter created or arising out of said Agreements or any other agreement, now or hereafter executed between Borrower and FCFC as and when the same become due and payable, as well as the due performance of each and all terms, covenants and conditions contained in said Agreements, in any other agreement now or hereafter executed between Borrower and FCFC, or in any supplements or amendments thereto, and further Guarantors do hereby jointly and severally indemnify FCFC and agree to hold it harmless against all obligations, demands, losses or other liabilities and expenses, including attorneys' fees, by whomsoever asserted, suffered, incurred or paid by FCFC arising out of or in any way related to any transactions under said Agreements or otherwise. In the event of any default by Borrower in the payment of any sums or performance of any Obligations arising out of the Agreements to FCFC, Guarantors, jointly and severally, agree to pay and perform the same on demand.

         Guarantors, and each of them, jointly and severally, agree that: (a) this guaranty shall be continuing and absolute and shall not be affected or impaired by any modification, extension or amendment of the Agreements or of any agreement now or hereafter executed between Borrower and FCFC, nor by any modification, extension of time for the payment of, forbearance, settlement, release, surrender, exchange or discharge of any obligation herein guaranteed, or any collateral therefor, or the extension of additional credit after default or the release of any security after default, whether material or otherwise, nor by the death or release of any of the Guarantors; and (b) the liability of each Guarantor hereunder is direct and unconditional and may be enforced without requiring FCFC first to exercise, enforce, or exhaust any right or remedy against Borrower, any other Guarantor or collateral, and shall continue in full force and effect until all Obligations of Borrower to FCFC shall have been fully paid, satisfied and performed. Each Guarantor acknowledges receipt of separate consideration for the execution of this Guaranty.

         Each Guarantor hereby waives: (a) notice of acceptance hereof, notice of extensions of credit from time to time by FCFC to Borrower, presentment for payment, demand, protest, notice of dishonor, notice of default, notice of nonpayment and all other notices to which the Guarantors might otherwise be entitled, (b) any defense which the Guarantors may have by reason of any defense which Borrower may have against FCFC other than payment and performance of all

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Obligations of Borrower to FCFC, (c) any and all right to assert against FCFC any claims or defenses based upon any failure of FCFC to furnish to Guarantors any information or facts relating to the ability of Borrower to pay and to perform Borrower's Obligations under the Agreements, (d) all defenses, counterclaims and setoffs of any kind or nature in connection with the validity and/or enforceability of this Guaranty arising directly or indirectly from the nonperfection, insufficiency, invalidity or nonenforceability of the Agreements,
(e) any and all right to assert against FCFC any claim or defense based upon any election of remedies by FCFC, which in any manner impairs, affects, reduces, releases or extinguishes Guarantors' subrogation rights or Guarantors' right to proceed against Borrower for reimbursement or any other rights of Guarantors against Borrower or against any other person or security, and (f) any right, title or interest, whether by subrogation or otherwise, in any collateral however or whenever assigned to FCFC until all Obligations of Borrower to FCFC have been fully paid, satisfied and performed; and (g) all defenses by reason of any extensions of time given by FCFC to Borrower, any failure of FCFC to pursue Borrower or Borrower's property or to resort to other security, guarantees or remedies. Guarantors agree that FCFC shall be under no obligation to marshall any assets in favor of Guarantors or any of them, or against or in payment of any or all of the indebtedness of Borrower to FCFC.

         If Borrowers or any of the Guarantors should at any time become insolvent, or make as assignment of the benefit of creditors, or if a petition in bankruptcy or any insolvency or reorganization proceedings be commenced by or against Borrower or any of the Guarantors, all obligations of each Guarantor shall, at the option of FCFC, forthwith become due and payable without notice.

         Guarantors hereby subordinate the payment of all present and future indebtedness of Borrower to Guarantors or any of them to the payment of any and all Obligations of Borrower to FCFC, and Guarantors hereby subordinate in favor of FCFC all present and future interest of Guarantors, and any of them, in and to any and all property and assets now owned or hereafter acquired by Borrower. Guarantors agree that they shall not demand, sue for, take, receive payment of, conveyance of or any transfer of (including the grant of a security or security interest) money, property or assets of Borrower, without the prior written consent of FCFC. Guarantors agree that in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower among its creditors, or upon any indebtedness of Borrower, accruing by reason of the liquidation, dissolution or other winding up of Borrower, or by reason of any foreclosure or execution sale, or receivership, insolvency or bankruptcy proceedings, or proceedings for reorganization or readjustment of Borrower or its properties, or otherwise, then in any such event, FCFC shall be preferred in the payment of its claims over any claims of any Guarantors against Borrower or any of its assets or properties, and the Obligations owing to FCFC shall be first paid and satisfied in full before any payment or distribution of any kind or character, whether in cash, property or securities, shall be made to Guarantors or any of them. Guarantors represent that no indebtedness of Borrower to Guarantors is or shall be evidenced by negotiable instruments unless any existing negotiable instrument has been endorsed and delivered to FCFC and unless any future negotiable instrument shall be endorsed and delivered to FCFC forthwith upon execution thereof. As security for this

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guaranty, Guarantors do hereby assign, transfer and set over to FCFC all indebtedness of Borrower to Guarantors with full power of attorney to make, present, file and vote proofs of claims and to receive and collect any and all dividends or other payments incident to any liquidation, bankruptcy, receivership or assignment for the benefit of creditors of Borrower. This power, being coupled with an interest, is irrevocable until all Obligations of Borrower to FCFC are paid in full. Nothing herein shall be construed as an undertaking on the part of FCFC to make any loan to Borrower.

         Guarantors hereby represent that they were not induced to give this Guaranty by the fact that there are or may be other guarantors either under this instrument or otherwise. FCFC shall have the right to seek recourse against Guarantors to the full extent provided for herein and in any other document or instrument evidencing obligations of Guarantors to FCFC, and against Borrower, to the full extent provided for in any agreement between FCFC and Borrower. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of FCFC's right to proceed in any other form of action or proceeding or against other parties, unless FCFC has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by FCFC against Borrower under any document or instrument evidencing or securing the Obligations of Borrower to FCFC shall serve to diminish the liability of Guarantors except to the extent FCFC realizes payment from such action or proceeding, notwithstanding the effect of any such action or proceeding upon Guarantors' right of subrogation against Borrower. Guarantors are fully aware of the financial condition of the Borrower. Guarantors deliver this Guaranty and Subordination based solely upon their own independent investigation and in no part upon any representation or statement of FCFC with respect thereto. Guarantors are in a position to and hereby assume full responsibility for obtaining any additional information concerning Borrower's financial condition as Guarantors may deem material to their obligations hereunder and Guarantors are not relying upon, nor expecting FCFC to furnish them any information in FCFC's possession concerning Borrower's financial condition. By acceptance hereof, FCFC and Guarantors agree that Guarantors hereby knowingly accept the full range of risk encompassed within a contract of "continuing guaranty" which risk includes, but without limitation, the possibility that Borrower will contract additional indebtedness for which Guarantors may be liable hereunder after Borrower's financial condition or ability to pay its lawful debts when they fall due has deteriorated and Guarantors understand that the amount of the Obligations may be increased or decreased and the ratios of the Obligations to collateral may be changed adversely to Guarantors at the sole discretion of FCFC.

         This Guaranty may be terminated as to any Guarantor only as of the anniversary of the effective date of said Agreement by giving FCFC sixty (60) days prior written notice by registered or certified mail; such termination shall be applicable only to transactions having their inception after the effective date of said termination and shall not affect the rights and obligations arising out of transactions having their inception prior to such date. Neither the death, incompetency, bankruptcy, receivership, release of, or revocation by any Guarantor shall affect the continuing liability of any of the Guarantors remaining hereunder.

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         This is a guarantee by the parent corporation of the obligations of the subsidiary corporation and is not a personal guarantee by any officer, director or other individual.

         The Guarantors agree to pay all expenses incurred by FCFC in connection with the enforcement of its right under this Guaranty, including, but not limited to, court costs, collection charges and attorneys' fees.

         The separate property of each Guarantor shall be liable for the payment of all Obligations herein guaranteed. Guarantor represents and warrants that Guarantor is married.

         This Guaranty shall be binding upon the respective heirs, representatives, successors and assigns of each Guarantor and shall inure to FCFC its successors, assigns and affiliates.

         This Guaranty is delivered and made in and shall be construed pursuant to the laws of the State of Arizona.

     IN WITNESS WHEREOF, the undersigned do hereby jointly and severally execute this Guaranty and Subordination this 23rd day of June, 1999.

Guarantor

New Directions Manufacturing, Inc.,
a Nevada corporation

By: /s/ Donald A. Metke
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   Donald A. Metke

Its: President
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By: /s/ Sean F. Lee
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   Sean F. Lee

Its: Chairman of the Board
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